Exhibit 10.13

SECOND AMENDMENT TO SECOND STEP TRANSFER AGREEMENT
This SECOND AMENDMENT TO SECOND STEP TRANSFER AGREEMENT (this “Amendment”) is entered into as of February 1, 2016 and effective as of the Effective Date (as defined below), between MOBILE LEASING SOLUTIONS, LLC, a Delaware limited liability company (the “Buyer”) and SLV-III LLC, a Cayman Islands exempted company, as Lessee Representative for the Lessees (the “Lessee Representative”).
R E C I T A L S:

A.    The Buyer, the Lessee Representative and the other Lessees are parties to the Second Step Transfer Agreement, dated as of November 19, 2015 and effective as of the Lease Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Step Transfer Agreement”).
B.    The Buyer and the Lessees wish to amend the Second Step Transfer Agreement, subject to the terms and conditions herein set forth.
C.    Pursuant to Section 8.1 and Section 8.14(a)(vii) of the Second Step Transfer Agreement, the Lessee Representative is authorized to execute and deliver any amendments, consents, waivers or other instruments related to the Second Step Transfer Agreement and the other Transaction Documents on behalf of the Lessees (and any such amendment, consent, waiver or other instrument shall be binding upon and enforceable against such other Lessee to the same extent as if made directly by such Lessee).
In consideration of the mutual agreements contained in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:
Section 1.    Definitions and Interpretation.
1.1    Definitions. Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Second Step Transfer Agreement.
1.2    Interpretation. This Amendment shall be construed and interpreted in accordance with Section 1.2 of the Second Step Transfer Agreement.
Section 2.    Amendment to Second Step Transfer Agreement.
2.1    The definition of Customer Lease-End Rights and Obligations in Section 1.1 of the Second Step Transfer Agreement is hereby amended and restated in its entirety and replaced with the following:
““Customer Lease-End Rights and Obligations” means, with respect to any Related Customer Lease for a Device, (a) during the Term of a Device Lease for such Device, (i) the right to receive possession of such Device if returned by the Customer, (ii) the right to receive purchase price payments or payments in lieu by Customers, under such Related Customer Lease, (iii) the obligation to deliver title to such Device to the relevant Customer free and clear of any Adverse Claims by and through the Buyer upon payment of the purchase price and all other amounts due and owing for such Device under such Related Customer Lease, (iv) the right to terminate such Related Customer Lease in accordance with the early termination provisions thereof if the Sprint Parties discontinue the Sprint Parties’ leasing program for Devices and (v)

the right to set the fair market value under such Related Customer Lease in relation to the Customer’s purchase option of such Device after the Scheduled Customer Lease Term and (b) at all times after the Term of a Device Lease for such Device, all rights and obligations under such Related Customer Lease other than the right to receive all Customer Receivables attributable to any period during the Scheduled Customer Lease Term.”

Section 3.    Effectiveness. As the purpose of this Amendment is to correct and clarify the Second Step Transfer Agreement, in order to match the parties’ actual agreement and intent from the inception of the Second Step Transfer Agreement and the closing of the transaction contemplated thereby, this amendment is effective as of the time of the said closing on December 2, 2015 (the “Effective Date”).
Section 4.    Representations and Warranties. The Lessee Representative (on behalf of each Lessee) represents and warrants to the Buyer, and the Buyer represents and warrants to the Lessee Representative (on behalf of each Lessee), as of the date hereof, as follows:
4.1    Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) carry out the terms of and perform its obligations hereunder and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Amendment.
4.2    Binding Obligations. This Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.3    Non-Violation. The consummation of the transactions contemplated by this Amendment and the performance by it of the terms hereof and thereof will not, (i) violate or result in a default under (A) its articles or certificate of incorporation, memorandum and articles of association, by‑laws, certificate of formation, limited liability company agreement, or other organizational documents, as applicable, or (B) any material indenture or other material agreement or instrument binding on it, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or instrument except for any Lien that could not reasonably be expected to have a Material Adverse Effect or arising under the Transaction Documents, or (iii) violate in any material respect any Law applicable to it or any of its properties.
4.4    Representations and Warranties in Second Step Transfer Agreement. The representations and warranties made by it in the Second Step Transfer Agreement as amended hereby (other than Section 4.2(i) of the Second Step Transfer Agreement) are true and correct in all material respects (except that any representation and warranty that is qualified by materiality, Material Adverse Effect or similar language will be true and correct (after giving effect to any qualification therein) in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.
4.5    No Lease Event of Default. No Lease Default or Lease Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or observing any provision hereof.
4.6    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution, delivery and performance of this Amendment or the transactions contemplated hereby, except, as applicable filings with the Securities Exchange Commission to the extent required by applicable Law.
Section 5.    Miscellaneous.
5.1    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.2    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.3    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.4    Transaction Documents Unaffected. Each reference to the Second Step Transfer Agreement in any Transaction Document shall hereafter be construed as a reference to the Second Step Transfer Agreement as amended hereby. This Amendment is a Sprint Transaction Document. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party hereto under the Transaction Documents, including the rights of the Finance Parties, all of which are, ratified and affirmed in all respects and shall continue in full force and effect.
5.5    Execution in Counterparts; Integration. This Amendment may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Executed counterparts may be delivered electronically. This Amendment, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
5.6    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized signatories, as of the date first above written.

SLV- III LLC, as Lessee Representative

By: /s/ Stefan K. Schnopp
Name: Stefan K. Schnopp
Title: Director

MOBILE LEASING SOLUTIONS, LLC,
as Buyer

By: /s/ Jeffrey P. Krisel
Name: Jeffrey P. Krisel
Title: President

Signature Page to Second Amendment to Second Step Transfer Agreement